UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2016 (March 10, 2016)

COLGATE-PALMOLIVE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-644	13-1815595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
300 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2016, the Board of Directors (the “Board”) of Colgate-Palmolive Company (“Colgate”) elected Dr. C. Martin Harris to the Board of Directors.  C. Martin Harris, MD, 59, brings extensive leadership experience and expertise in the healthcare and information technology fields to Colgate’s Board.  Dr. Harris has been Chief Information Officer and Chairman of the Information Technology Division of The Cleveland Clinic Foundation since 1996 and is a Staff Physician for The Cleveland Clinic Hospital and The Cleveland Clinic Foundation Department of General Internal Medicine.  Since 2000, he has also served as Executive Director of e-Cleveland Clinic, a series of e-health clinical programs offered over the Internet.  Dr. Harris will receive compensation in accordance with Colgate’s director compensation program for non-employee directors.

On March 10, 2016, Delano E. Lewis advised the Board that he will not stand for reelection to the Board at the Annual Meeting of Stockholders to be held on May 6, 2016, in light of his desire to retire as a director at the end of his current term.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date: March 14, 2016	By:	/s/ Jennifer M. Daniels
	Name:	Jennifer M. Daniels
	Title:	Chief Legal Officer and Secretary

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